Exhibit 10.1

COMMON UNIT

PURCHASE AGREEMENT

BY AND AMONG

ROSE ROCK MIDSTREAM, L.P.

AND

THE PURCHASERS NAMED ON SCHEDULE A HERETO

Schedules and Exhibits

Schedule A	—	List of Purchasers and Commitment Amounts

Schedule 8.06	—	Notice and Contact Information

Exhibit A	—	Form of Registration Rights Agreement

Exhibit B	—	Form of Partnership Officer’s Certificate

Exhibit C	—	Form of Purchaser’s Officer’s Certificate

Exhibit D	—	Form of Andrews Kurth, LLP Legal Opinion

2

COMMON UNIT PURCHASE AGREEMENT

COMMON UNIT PURCHASE AGREEMENT, dated as of January 8, 2013 (this “Agreement”), by and among Rose Rock Midstream, L.P., a Delaware limited partnership (the “Partnership”), and each of the Purchasers listed in Schedule A attached hereto (each referred to herein as a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Partnership desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Partnership, certain common units representing limited partnership interests in the Partnership (“Common Units”) in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Partnership will provide the Purchasers with certain registration rights with respect to the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions.

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“8-K Filing” has the meaning specified in Section 5.04.

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Acquisition” means the acquisition by the Partnership from the Contributing Parties of 33.33% of the outstanding membership interests in SemCrude Pipeline, L.L.C. pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Contribution Agreement dated as of January 8, 2013, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, the General Partner, the Partnership and the Operating Company in substantially the form provided to the Purchasers.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”

(including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Purchase Price” shall mean, with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule A hereto.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Basic Documents” means, collectively, this Agreement and the Registration Rights Agreement and any amendments, supplements, continuations or modifications thereto.

“Board of Directors” means the board of directors of the General Partner.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks located in New York, New York are authorized or obligated to close.

“Class A Units” has the meaning specified for such term in the Acquisition Agreement.

“Closing” shall have the meaning specified in Section 2.02.

“Closing Date” shall have the meaning specified in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” shall have the meaning specified in the recitals to this Agreement.

“Contributing Parties” has the meaning specified for such term in the Acquisition Agreement.

“Credit Agreement” shall mean the Credit Agreement, dated as of November 10, 2011, by, among others, the Partnership, as the borrower, certain subsidiaries of the borrower, as guarantors, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent and collateral agent for the lenders, as amended to date.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” means Rose Rock Midstream GP, LLC, a Delaware limited liability company, the general partner of the Partnership.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, any of the Partnership Entities or their Properties.

“Incentive Distribution Rights” has the meaning specified for such term in the Partnership Agreement.

“Indemnified Party” shall have the meaning specified in Section 7.03.

“Indemnifying Party” shall have the meaning specified in Section 7.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Lock-Up Date” means 90 days from the Closing Date.

“LTIP” shall have the meaning specified in Section 3.02(d).

“NYSE” shall mean The New York Stock Exchange.

“Operating Company” means Rose Rock Midstream Operating, LLC.

“Outstanding” has the meaning set forth in the Partnership Agreement.

“Partnership” shall have the meaning specified in the introductory paragraph.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 14, 2011, as it may be further amended from time to time.

“Partnership Entities” means the Partnership and its Subsidiaries.

“Partnership Material Adverse Effect” means any material and adverse effect on (i) the financial condition, business, assets or results of operations of the Partnership and its Subsidiaries, taken as a whole or (ii) the ability of the Partnership and, to the extent party thereto, each of its Subsidiaries to perform their respective obligations under the Basic Documents on a timely basis. Notwithstanding the foregoing, a “Partnership Material Adverse Effect” shall not include any effect resulting or arising from: (a) any change in general economic conditions in the industries or markets in which the Partnership or its Subsidiaries operate that do not have a disproportionate impact on the Partnership and its Subsidiaries, taken as a whole; (b) any engagement in hostilities pursuant to a declaration of war, or the occurrence of any military or terrorist attack; (c) changes in GAAP or other accounting principles or (d) the consummation of the transactions contemplated hereby.

“Partnership Related Parties” shall have the meaning specified in Section 7.02.

“Party” or “Parties” means the Partnership and the Purchasers party to this Agreement, individually or collectively, as the case may be.

“Per Unit Price” means $29.63, as adjusted in accordance with Section 2.01(b) and Section 8.12, as applicable.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” shall mean, with respect to each Purchaser, the number of Common Units equal to quotient determined by dividing (i) the Aggregate Purchase Price set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule A hereto by (ii) the Per Unit Price.

“Purchaser” and “Purchasers” shall have the meaning specified in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material and adverse effect on the ability of a Purchaser to perform its obligations under this Agreement and the other Basic Documents to which it is a party on a timely basis.

“Purchaser Related Parties” shall have the meaning specified in Section 7.01.

“Purchasers” shall have the meaning specified in the introductory paragraph.

“Registration Rights Agreement” shall have the meaning specified in the recitals to this Agreement.

“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

“SEC Documents” shall have the meaning specified in Section 3.04.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“SemGroup Credit Agreement” means the Credit Agreement, dated as of June 17, 2011, among SemGroup Corporation, as borrower, certain subsidiaries of the borrower, as guarantors, the lenders party thereto and The Royal Bank of Scotland PLC, as administrative agent and collateral agent for the lenders, as amended to date.

“Subordinated Units” has the meaning specified for such term in the Partnership Agreement.

“Subsidiary” means, as to any Person, any corporation or other entity of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

“Unitholders” means the Unitholders of the Partnership (within the meaning of the Partnership Agreement).

“Unrealized Gain” has the meaning set forth in the Partnership Agreement.

SECTION 1.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

SALE AND PURCHASE

SECTION 2.01 Sale and Purchase.

(a) Subject to the terms and conditions of this Agreement, on the Closing Date, the Partnership hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, its respective Purchased Units, and each Purchaser agrees to pay the Partnership the Per Unit Price for each Purchased Unit, subject to Section 2.01(b).

(b) If the Closing Date is after the record date for the distribution to the Partnership’s holders of Common Units with respect to the quarter ending December 31, 2012, the Per Unit Price shall be reduced by an amount equal to such per unit distribution and the number of Purchased Units to be issued to each Purchaser shall be adjusted accordingly and Schedule A shall be updated.

SECTION 2.02 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 or such other location as mutually agreed to by the parties, and upon the later to occur of (i) the first business day on which the satisfaction or waiver of the conditions set forth in Sections 6.01(a), (b) and (c) has occurred (other than those conditions that are by their terms to be satisfied at the Closing) or (ii) the closing of the Acquisition; provided, that if such later event is the closing of the Acquisition, then the Closing shall occur concurrently therewith and; provided, further, that the Closing shall not occur prior to January 14, 2013 without the consent of Harvest Fund Advisors LLC (the date of such Closing, the “Closing Date”).

SECTION 2.03 Independent Nature of Purchasers’ Obligations and Rights. The respective obligations of each Purchaser under the Basic Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The failure or waiver of performance under any Basic Documents by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained in any Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Purchasers as follows:

SECTION 3.01 Existence. The General Partner and each of the Partnership Entities has been duly formed and is validly existing and in good standing under the laws of the State or other jurisdiction of its organization and has the requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Partnership Material Adverse Effect. The General Partner and each of the Partnership Entities is duly qualified or licensed and in good standing as a foreign limited partnership or limited liability company, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its Properties or the character of its operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Partnership Material Adverse Effect.

SECTION 3.02 Capitalization.

(a) The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as reflected in the Partnership Agreement.

(b) The General Partner is the sole general partner of the Partnership and owns a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such non-economic management interest free and clear of any Liens, except for such Liens as may be imposed pursuant to the SemGroup Credit Agreement.

(c) As of the date of this Agreement and prior to the sale of the Purchased Units contemplated by this Agreement and the issuance of Common Units and Class A Units pursuant to the Acquisition Agreement, the issued and outstanding limited partner interests of the Partnership consist of 8,389,709 Common Units, 8,389,709 Subordinated Units, and the Incentive Distribution Rights. Pursuant to the Acquisition Agreement, the Partnership will issue 1,500,000 Common Units and 1,250,000 Class A Units to Contributing Parties. All of the outstanding limited partner interests have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(d) Except as have been granted under the Rose Rock Midstream Incentive Plan (the “LTIP”), under the Acquisition Agreement or under the Partnership Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in the Partnership are outstanding.

(e) The Partnership’s currently outstanding Common Units are quoted on the NYSE, and the Partnership has not received any notice of delisting.

SECTION 3.03 Subsidiaries.

(a) All of the issued and outstanding equity interests of each of the Partnership’s Subsidiaries are owned, directly or indirectly, by the Partnership free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed pursuant to the Credit Agreement), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or the organizational documents of such Subsidiaries).

(b) The Partnership has no Subsidiaries other than Rose Rock Midstream Operating, LLC, Rose Rock Midstream Energy GP, LLC and Rose Rock Midstream Crude, L.P.

SECTION 3.04 SEC Documents. The Partnership has filed with the Commission on a timely basis all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act since December 14, 2011 (all such documents filed on or prior to the date of this Agreement, collectively, the “SEC Documents”). The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (iv) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. BDO USA, LLP is an independent registered public accounting firm with respect to the Partnership and has not resigned or been dismissed.

SECTION 3.05 Internal Accounting Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership is not aware of any failures of such internal accounting controls.

SECTION 3.06 Litigation. There are no legal or governmental proceedings pending to which any Partnership Entity is a party or to which any of their Properties is subject that could reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect or which challenges the validity of any of the Basic Documents or the Acquisition Agreement or the right of the Partnership and the Operating Company to enter into the Basic Documents or the Acquisition Agreement or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Partnership, no such proceedings are threatened by Governmental Authorities or others.

SECTION 3.07 No Material Adverse Change. Since September 30, 2012, (i) there has not occurred any material adverse change in the condition (financial or other), results of operations, securityholders’ equity, Properties or business of the Partnership Entities, taken as a whole, and (ii) to the knowledge of the executive officers of the Partnership, there is no event, liability, development or circumstance that has occurred or exists or is reasonably expected to occur or exist with respect to the Partnership Entities, taken as a whole, in each case, that is reasonably likely, with the passage of time, to result in any material adverse change in the condition (financial or other), results of operations, securityholders’ equity, Properties or business of the Partnership Entities, taken as a whole, in each case.

SECTION 3.08 No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Purchased Units and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Basic Documents and the Acquisition Agreement by the Partnership and the Operating Company and (iii) the consummation of the transactions contemplated hereby, (a) requires any consent, approval or notice under, or constitutes or will constitute a violation or breach of, the Partnership Agreement or the organizational documents of any of the Partnership’s Subsidiaries, (b) constitutes or will constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other instrument, obligation or agreement to which any of the Partnership Entities is a party or by which any of them or any of their respective Properties may be bound, (c) violates or will violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over any of the Partnership Entities or their Properties or (d) results or will result in the creation or imposition of any Lien upon any Properties of any of the Partnership Entities, except in the cases of clauses (b), (c) and (d) where such violation, breach, default or Lien, would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

SECTION 3.09 Authority. The Partnership has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Basic Documents and the Acquisition Agreement and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership of the Basic Documents and the Acquisition Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Basic Documents and the Acquisition Agreement will constitute the legal, valid and binding obligations of such Partnership, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Units to the Purchasers or the Special Units pursuant to the Acquisition Agreement.

SECTION 3.10 Approvals. Except as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Partnership of the Basic Documents or the issuance and sale of the Purchased Units, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

SECTION 3.11 Compliance with Law. None of the Partnership Entities is in violation of any Law applicable to such Partnership Entity, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect. The Partnership Entities each possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Partnership Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

SECTION 3.12 Valid Issuance. The offer and sale of the Purchased Units and the limited partner interests represented thereby have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws.

SECTION 3.13 No Preemptive Rights; No Registration Rights. The holders of outstanding Common Units are not entitled to statutory, preemptive or other similar contractual rights to subscribe for Common Units. Except as contemplated by this Agreement, the Partnership Agreement, the Acquisition Agreement, the Registration Rights Agreement, there are no contracts, agreements or understandings between the Partnership and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act.

SECTION 3.14 MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and has, for each taxable year beginning after December 31, 2010 during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Code.

SECTION 3.15 Investment Company Status. The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.16 No Registration Required. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s knowledge, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

SECTION 3.17 No Integration. Neither the Partnership nor any of its Affiliates has, directly or indirectly through any agent, made any offers or sales of any security of the Partnership or solicited any offers to buy any security that is or will be integrated with the sale of the Purchased Units in a manner that would require such registration under the Securities Act.

SECTION 3.18 Certain Fees. Other than fees payable to Citigroup Global Markets, Inc. for its service as placement agent, no fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Partnership agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

SECTION 3.19 No Side Agreements. Other than the Basic Documents, there are no other agreements by, among or between the Partnership or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

SECTION 3.20 Form S-3 Eligibility. The Partnership is eligible to register the Purchased Units for resale by the Purchasers on a registration statement on Form S-3 under the Securities Act.

SECTION 3.21 Shell Company Status. The Partnership has never been an issuer identified in, or subject to, Rule 144(i).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Partnership with respect to itself as follows:

SECTION 4.01 Valid Existence. Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has the requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 4.02 No Conflicts. The execution, delivery and performance of the Basic Documents by such Purchaser and the consummation of the transactions contemplated thereby will not (a) require any consent, approval or notice under, or constitute a violation or breach of, the organizational documents of such Purchaser, (b) constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other material instrument, obligation or agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound, (c) violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over such Purchaser or its Properties, except in the cases of clauses (b) and (c) where such violation, breach or default, would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect

SECTION 4.03 Investment. The Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered.

SECTION 4.04 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment and (c) it is acquiring the Purchased Units purchased by it only for its own account and not for the account of others, for investment purposes and not on behalf of any other account or Person or with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser is not an entity formed for the specific purpose of acquiring the Purchased Units.

SECTION 4.05 Receipt of Information. Such Purchaser acknowledges that it (a) has access to the SEC Documents and (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters.

SECTION 4.06 Restricted Securities. Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

SECTION 4.07 Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

SECTION 4.08 Legend. It is understood that the certificates evidencing the Purchased Units will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold or offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

SECTION 4.09 Reliance on Exemptions. Purchaser understands that the Purchased Units are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Partnership is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Purchased Units.

SECTION 4.10 Authority. Such Purchaser has all necessary power and authority to execute, deliver and perform its obligations under the Basic Documents to which such Purchaser is a Party and to consummate the transactions contemplated thereby; the execution, delivery and performance by such Purchaser of the Basic Documents and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Basic Documents to which it is a party constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

SECTION 4.11 Trading Activities. Such Purchaser’s trading activities, if any, with respect to Seller’s Common Units will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NYSE.

SECTION 4.12 No Side Agreements. Other than the Basic Documents, there are no other agreements by, among or between such Purchaser or any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby.

ARTICLE V

COVENANTS

SECTION 5.01 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or the Partnership, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.

SECTION 5.02 Expenses. The Partnership hereby agrees to reimburse the Purchasers, upon demand, for up to an aggregate amount of $75,000 in reasonable fees and expenses of Baker Botts L.L.P. incurred in connection with (i) the negotiation and execution of the Basic Documents, (ii) the issue, sale and delivery of the Purchased Units, (iii) review of the Acquisition Agreement and (iv) the listing of the Purchased Units for quotation on the NYSE. Any legal fees of Baker Botts L.L.P. in excess of $75,000 shall be paid pro rata by all the Purchasers in proportion to the aggregate number of Purchased Units purchased by each.

SECTION 5.03 Return of Proceeds. The Partnership shall use all of the collective proceeds from the sale of the Purchased Units to partially fund the Acquisition. If the transactions contemplated by the Acquisition Agreement are not closed concurrently with the Closing or within two Business Days thereafter or if any of the conditions set forth in Section 6.01 have not been satisfied and a Purchaser paid its Purchase Price in advance of the Closing, the Partnership shall return the Purchase Price paid to the Partnership to the applicable Purchasers within two Business Days of receipt thereof and the transfer agent shall thereafter cancel the Purchased Units.

SECTION 5.04 Disclosure; Public Filings. The Partnership may, without prior written consent or notice, (i) file the Basic Documents as exhibits to Exchange Act reports and (ii) disclose such information with respect to any Purchaser as required by applicable Law or the rules or regulations of the NYSE or other exchange on which securities of the Partnership are listed or traded. The Partnership shall, on or before the fourth Business Day following the date hereof, file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Basic Documents and the Acquisition Agreement and including as exhibits to such 8-K Filing, the Basic Documents and the Acquisition Agreement in the form required by the Exchange Act.

SECTION 5.05 NYSE Listing Application. The Partnership shall, not later than immediately prior to the Closing, file a supplemental listing application with the NYSE to list the Purchased Units.

SECTION 5.06 Purchaser Lock-Up. Without the prior written consent of the Partnership, each Purchaser agrees that from and after the Closing until the Lock-Up Date, neither such Purchaser nor any of its Affiliates will offer, sell, pledge or otherwise transfer or dispose of any of its Purchased Units or enter into any transaction or device designed to do the same; provided, however, that each Purchaser may transfer its Purchased Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser provided that such Affiliate agrees to the restrictions in this Section 5.06.

SECTION 5.07 Subsequent Offerings. Without the written consent of the holders of a majority of the Purchased Units, taken as a whole, from and after the date of this Agreement until the Lock-Up Date, the Partnership shall not grant, issue or sell any Common Units, or take any other action that may result in the issuance of any of the foregoing; provided, however, that no such consent shall be required in respect of (i) the issuance of Common Units upon the exercise of options to purchase Common Units granted pursuant to the LTIP or the issuance of Common Units upon the vesting of phantom or restricted units granted pursuant to the LTIP, (ii) the issuance of 1,500,000 Common Units to the Contributing Parties to partially finance the Acquisition or (iii) the issuance of Common Units to the General Partner or its Affiliates to finance future acquisitions.

SECTION 5.08 Certain Special Allocations of Book and Taxable Income. To the extent that the Per Unit Price differs from the Per Unit Capital Amount (as defined in the Partnership Agreement) as of the Closing Date for a then Outstanding Common Unit after taking into account the issuance of the Purchased Units, the General Partner intends to specially allocate Partnership items of book and taxable income, gain, loss or deduction to the Purchasers so that the Per Unit Capital Amount with respect to their Purchased Units are equal to the Per Unit Capital Amounts with respect to other Common Units (and thus to assure fungibility of all Common Units). Such special allocations will occur upon the earlier to occur of any taxable period of the Partnership ending upon, or after, (a) an event described in Section 5.5(d) of the Partnership Agreement or a sale of all or substantially all of the assets of the Partnership occurring after the date of the issuance of the Purchased Units, or (b) the transfer of the Purchased Units to a Person that is not an Affiliate of the Purchaser, in which case, such allocation shall be made only with respect to the Purchased Units so transferred. To the maximum extent permissible under the Partnership Agreement or under applicable law, including under the Treasury Regulations issued under Section 704(b) of the Code, the special allocations resulting from clause (a) will be made through allocations of Unrealized Gain.

ARTICLE VI

CLOSING CONDITIONS

SECTION 6.01 Conditions to the Closing.

(a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii) the Purchased Units shall have been approved for listing on the NYSE, subject to notice of issuance.

(b) Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(ii) the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) the NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Units and no notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;

(iv) the Partnership shall have (or shall have concurrently with Closing) closed the Acquisition on substantially the terms set forth in the Acquisition Agreement provided to the Purchasers with only such modifications or waivers as the General Partner determines do not materially adversely affect the Purchasers (including in their capacity as unitholders following the Closing), but expressly without any waiver of the condition that the representation contained in Section 3.9 (No Adverse Changes) of the Acquisition Agreement be true and correct on and as of the Closing Date; and

(v) the Partnership shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Partnership’s closing deliveries described in Section 6.02.

(c) The Partnership’s Conditions. The obligation of the Partnership to consummate the sale of the Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(i) each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii) the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of such Purchaser shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

(iii) each Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing, such Purchaser’s closing deliveries described in Section 6.03.

SECTION 6.02 Partnership Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Partnership will deliver, or cause to be delivered, to each Purchaser:

(a) Evidence of issuance of a certificate evidencing the Purchased Units or the Purchased Units credited to book-entry accounts maintained by the transfer agent, as the case may be, bearing the legend or restrictive notation set forth in Section 4.8, and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;

(b) A certificate of the Secretary of State of Delaware, dated a recent date, to the effect that each of the General Partner and the Partnership is in good standing;

(c) An Officer’s Certificate substantially in the form attached to this Agreement as Exhibit B;

(d) An opinion addressed to the Purchasers from Andrews Kurth LLP, outside legal counsel to the Partnership dated the Closing Date, substantially similar in substance to the form of opinions attached to this Agreement as Exhibit D;

(e) The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Partnership; and

(f) A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (i) the Partnership Agreement, (ii) board resolutions authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby and (iii) the incumbent officers authorized to execute the Basic Documents, setting forth the name and title and bearing the signatures of such officers.

SECTION 6.03 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered:

(a) Payment to the Partnership of such Purchaser’s Allocated Purchase Amount by wire transfer(s) of immediately available funds to the account designated, as of the date hereof, by Partnership;

(b) The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser;

(c) An Officer’s Certificate substantially in the form attached to this Agreement as Exhibit C; and

(d) A completed Internal Revenue Service Form W-9.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

SECTION 7.01 Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) (a) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and (b) hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, and in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 7.01. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification.

SECTION 7.02 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided, that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages.

SECTION 7.03 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from those available to the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever a party has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of such party unless otherwise specified therein. Whenever any determination, consent or approval is to be made or given by a Purchaser under the Basic Documents, such action shall be in such Purchaser’s sole discretion unless otherwise specified therein. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

SECTION 8.02 Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.09, 3.12, 3.16, 3.18, 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of 12 months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.

SECTION 8.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

(b) Specific Waiver; Amendment. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Basic Document, any waiver of any provision of any Basic

Document and any consent to any departure by the Partnership from the terms of any provision of any Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

SECTION 8.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, each Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Partnership by delivery of an agreement to be bound and a revised Schedule A. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Partnership (which consent shall not be unreasonably withheld by the Partnership).

SECTION 8.05 [Reserved]

SECTION 8.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a) If to any Purchaser:

To the respective address listed on Schedule 8.06 hereof with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

98 San Jacinto Boulevard

Suite 1500

Austin, Texas 78701

Attention: Laura L. Tyson

Facsimile: 512-322-8377

Email: laura.tyson@bakerbotts.com

(b) If to the Partnership:

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136

Attention: Candice L. Cheeseman

Facsimile: 918-524-8687

Email: ccheeseman@semgroupcorp.com

With a copy to (which shall not constitute notice):

Andrews Kurth LLP

1350 I Street, NW, Suite 1100

Washington, DC 20005

Attention: Bill Cooper

Facsimile: 202-662-3044

Email: bcooper@andrewskurth.com

or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

SECTION 8.07 Removal of Legend. In connection with a sale of the Purchased Units by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and the Partnership a customary broker representation letter providing to the transfer agent and the Partnership any information the Partnership deems reasonably necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s certificates evidencing the Purchased Units or the book-entry account maintained by the transfer agent, including the legend referred to in Section 4.08, and the Partnership shall bear all costs associated therewith. After a registration statement under the Securities Act permitting the public resale of the Purchased Units has become effective or any Purchaser or its permitted assigns have held the Purchased Units for one year, if the book-entry account of such Purchased Units still bears the notation of the restrictive legend referred to in Section 4.08, the Partnership agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.08 from the Purchased Units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held.

SECTION 8.08 Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the rights granted by the Partnership or a Purchaser set forth herein and therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by this reference, and unless the context expressly requires otherwise, are incorporated in the definition of “Agreement.”

SECTION 8.09 Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws thereof that would apply the laws of any other state.

SECTION 8.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

SECTION 8.11 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the mutual written consent of the Purchasers entitled to purchase a majority of the Purchased Units and the Partnership.

(b) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the written consent of the Purchasers entitled to purchase a majority of the Purchased Units upon a breach in any material respect by the Partnership of any covenant or agreement set forth in this Agreement.

(c) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or

(ii) if the Closing shall not have occurred on or before January 25, 2013.

(d) In the event of the termination of this Agreement as provided in Sections 8.11(a) or 8.11(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except (i) as set forth in Article VII of this Agreement and (ii) with respect to the requirement to comply with any confidentiality agreement in favor of the Partnership; provided, that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

SECTION 8.12 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ROSE ROCK MIDSTREAM, L.P.

By: Rose Rock Midstream GP, LLC, its General Partner

By:	/s/ Norman J. Szydlowski
Name:	Norman J. Szydlowski
Title:	President and Chief Executive Officer

Signature Page to

Common Unit Purchase Agreement

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By:	ClearBridge Investments, LLC, as its Discretionary Investment Adviser

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director

CLEARBRIDGE ENERGY MLP TOTAL RETURN FUND INC.

By:	ClearBridge Investments, LLC, as its Discretionary Investment Adviser

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director

LEGG MASON PARTNERS CAPITAL & INCOME FUND

By:	ClearBridge Investments, LLC, as its Discretionary Investment Adviser

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director

Signature Page to

Common Unit Purchase Agreement

COHEN & STEERS GLOBAL INFRASTRUCTURE FUND, INC.

By:	/s/ Robert Becker
Name:	Robert Becker
Title:	Vice President

COHEN & STEERS INFRASTRUCTURE FUND, INC.

By:	/s/ Robert Becker
Name:	Robert Becker
Title:	Vice President

Signature Page to

Common Unit Purchase Agreement

THE CUSHING FUND, LP

By:	Cushing MLP Asset Management, L.P., its General Partner

By:	Swank Capital, LLC its General Partner

By:	/s/ Jerry V. Swank
Jerry V. Swank Managing Member

THE CUSHING GP STRATEGIES FUND, LP

By:	Carbon County Partners I, LP, its General Partner

By:	Carbon County GP I, LLC its General Partner

By:	Cushing MLP Asset Management, L.P., its Member

By:	Swank Capital, LLC its General Partner

By:	/s/ Jerry V. Swank
Jerry V. Swank
Managing Member

THE CUSHING MLP TOTAL RETURN FUND

By:	Cushing MLP Asset Management, L.P., its Investment Advisor

By:	Swank Capital, LLC its General Partner

By:	/s/ Jerry V. Swank
Jerry V. Swank Managing Member

Signature Page to

Common Unit Purchase Agreement

THE CUSHING MLP INFRASTRUCTURE FUND

By:	Cushing MLP Asset Management, L.P., its Investment Advisor

By:	Swank Capital, LLC its General Partner

By:	/s/ Jerry V. Swank
Jerry V. Swank Managing Member

SWANK MLP CONVERGENCE FUND, LP

By:	Cushing MLP Asset Management, L.P., its General Partner

By:	Swank Capital, LLC its General Partner

By:	/s/ Jerry V. Swank
Jerry V. Swank Managing Member

Signature Page to

Common Unit Purchase Agreement

PSERS HARVEST MLP PARTNERS II

By:	/s/ Anthony Merhige
Name:	Anthony Merhige
Title:	COO & GC of Harvest Fund Advisors LLC as Investment Advisor

IPERS HARVEST FUND ADVISORS LLC

By:	/s/ Anthony Merhige
Name:	Anthony Merhige
Title:	COO & GC of Harvest Fund Advisors LLC as Investment Advisor

HARVEST MSRA

By:	/s/ Anthony Merhige
Name:	Anthony Merhige
Title:	COO & GC of Harvest Fund Advisors LLC as Investment Advisor

HARVEST MLP INCOME FUND LLC

By:	/s/ Anthony Merhige
Name:	Anthony Merhige
Title:	Managing Member

HARVEST MLP INCOME FUND III LLC

By:	/s/ Anthony Merhige
Name:	Anthony Merhige
Title:	Managing Member

Signature Page to

Common Unit Purchase Agreement

HARVEST ENERGY FUND LLC

By:	/s/ Anthony Merhige
Name:	Anthony Merhige
Title:	Managing Member

Signature Page to

Common Unit Purchase Agreement

SALIENT MLP FUND, L.P.

By:	Salient Capital Advisors, LLC

By:	/s/ Gregory A. Reid
Name:	Gregory A. Reid
Title:	Managing Director

SALIENT MLP TE FUND, L.P.

By:	Salient Capital Advisors, LLC

By:	/s/ Gregory A. Reid
Name:	Gregory A. Reid
Title:	Managing Director

HEB BRAND SAVINGS AND RETIREMENT PLAN TRUST

By:	Salient Capital Advisors, LLC

By:	/s/ Gregory A. Reid
Name:	Gregory A. Reid
Title:	Managing Director

SALIENT MLP & ENERGY INFRASTRUCTURE FUND

By:	Salient Capital Advisors, LLC

By:	/s/ Gregory A. Reid
Name:	Gregory A. Reid
Title:	Managing Director

SALIENT MLP & ENERGY INFRASTRUCTURE FUND II

By:	Salient Capital Advisors, LLC

By:	/s/ Gregory A. Reid
Name:	Gregory A. Reid
Title:	Managing Director

Signature Page to

Common Unit Purchase Agreement

TORTOISE ENERGY CAPITAL CORPORATION

By:	/s/ Terry Matlack
Terry Matlack
Chief Executive Officer

TORTOISE ENERGY INDEPENDENCE FUND, INC

By:	/s/ Terry Matlack
Terry Matlack
Chief Executive Officer

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:	/s/ Terry Matlack
Terry Matlack
Chief Executive Officer

TORTOISE NORTH AMERICAN ENERGY CORPORATION

By:	/s/ Terry Matlack
Terry Matlack
Chief Executive Officer

TORTOISE MLP FUND, INC.

By:	/s/ Terry Matlack
Terry Matlack
Chief Executive Officer

TORTOISE PIPELINE & ENERGY FUND, INC.

By:	/s/ Terry Matlack
Terry Matlack
Chief Executive Officer

Signature Page to

Common Unit Purchase Agreement

Schedule A

Purchaser	Common Units	Purchase Price
ClearBridge Energy MLP Opportunity Fund Inc.	207,559	$6,149,973.17
ClearBridge Energy MLP Total Return Fund Inc.	207,559	$6,149,973.17
Legg Mason Partners Capital and Income Fund Inc.	91,126	$2,700,063.38
Cohen & Steers Global Infrastructure Fund, Inc.	6,400	$189,632.00
Cohen & Steers Infrastructure Fund, Inc.	120,161	$3,560,370.43
The Cushing GP Strategies Fund LP	29,700	$880,011.00
The Cushing MLP Total Return Fund	36,247	$1,073,998.61
The Cushing MLP Infrastructure Fund	10,294	$305,011.22
The Cushing Fund LP	4,927	$145,987.01
Swank MLP Convergence Fund LP	3,206	$94,993.78
PA PSERS Harvest MLP Partners II	220,382	$6,529,918.66
IPERS Harvest Fund Advisors LLC	90,953	$2,694,937.39
Harvest MSRA	57,368	$1,699,813.84
Harvest MLP Income Fund LLC	36,347	$1,076,961.61
Harvest MLP Income Fund III LLC	8,185	$242,521.55
Harvest Energy Fund LLC	8,803	$260,832.89
Salient MLP Fund LP	152,800	$4,527,464.00
Salient MLP TE Fund LP	37,800	$1,120,014.00
HEB Brand Savings and Retirement Trust	29,200	$865,196.00
Salient MLP & Energy Infrastructure Fund	136,300	$4,038,569.00
Salient MLP & Energy Infrastructure Fund II	65,938	$1,953,742.94
Tortoise Energy Infrastructure Corporation	146,157	$4,330,631.91
Tortoise Energy Capital Corporation	75,312	$2,231,494.56
Tortoise North American Energy Corporation	19,042	$564,214.46
Tortoise MLP Fund, Inc.	137,031	$4,060,228.53
Tortoise Pipeline & Energy Fund, Inc.	28,714	$850,795.82
Tortoise Energy Independence Fund, Inc.	32,489	$962,649.07

	2,000,000	$59,260,000.00

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2013, by and among Rose Rock Midstream, L.P., a Delaware limited partnership (the “Partnership”), and the Purchasers set forth on Schedule A to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Common Unit Purchase Agreement, dated as of January 8, 2013 by and among the Partnership and the Purchasers (the “Purchase Agreement”);

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of each Purchaser and the Partnership under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the Common Units of the Partnership representing limited partner interests therein.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“General Partner” means Rose Rock Midstream GP, LLC, a Delaware limited partnership, the general partner of the Partnership.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Liquidated Damages Multiplier” means the product of the Per Unit Price times the number of Common Units purchased by such Purchaser that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“NYSE” means The New York Stock Exchange, Inc.

“Opt Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Other Holders” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means: (i) the Common Units comprising the Purchased Units and (ii) any Common Units issued as Liquidated Damages pursuant to Section 2.01 of this Agreement, if any, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.

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“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

SECTION 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) such Registrable Security is held by the Partnership or one of its subsidiaries or Affiliates; (d) such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof; or (e) such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming the Holder of such Registrable Security is not an affiliate (as defined in Rule 144(a)(1)) of the Partnership.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01 Registration.

(a) Effectiveness Deadline. No later than 30 days following the Closing Date, the Partnership shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 of the Securities Act with respect to all of the Registrable Securities (the “Registration Statement”). The Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 of the Securities Act or such other rule as is then applicable at the then prevailing market prices. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement to become effective on or as soon as practicable after the Closing Date. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01(a) to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material

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respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of the Registration Statement.

(b) Failure To Go Effective. If the Registration Statement required by Section 2.01(a) is not declared effective within 90 days after Closing, then each Purchaser shall be entitled to a payment (with respect to the Purchased Units of each such Purchaser), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, which shall accrue daily, for the first 60 days following the 90th day, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, which shall accrue daily, for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten Business Days after the end of each such 30-day period. Any Liquidated Damages shall be paid to each Purchaser in immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument filed as exhibits to the SEC Documents, then the Partnership shall pay such Liquidated Damages using as much cash as permitted without breaching any such credit facility or other debt instrument and shall pay the balance of any such Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly (i) prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with the NYSE (or such other market on which the Registrable Securities are then listed and traded) to list such additional Common Units. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume weighted average price of the Common Units on the NYSE for the ten trading days immediately preceding the date on which the Liquidated Damages payment is due. The accrual of Liquidated Damages to a Holder shall cease at the earlier of (i) the Registration Statement becoming effective or (ii) when such Holder no longer holds Registrable Securities, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. If the Partnership is unable to cause a Registration Statement to go effective within 90 days after the Closing Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Partnership may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion.

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(c) Termination of Purchaser’s Rights. A Purchaser’s rights (and any transferee’s rights pursuant to Section 2.11) under this Section 2.01 shall terminate upon the termination of the Effectiveness Period.

SECTION 2.02 Piggyback Rights.

(a) Participation. If the Partnership proposes to file (i) a shelf registration statement other than the Registration Statement contemplated by Section 2.01(a), (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01(a) of this Agreement and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable following the engagement of counsel by the Partnership to prepare the documents to be used in connection with an Underwritten Offering, the Partnership shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to each Holder (together with its Affiliates) holding at least $10.0 million of the then-outstanding Registrable Securities (based on the Purchase Price per Common Unit under the Purchase Agreement) and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Partnership shall not be required to offer such opportunity to the Holders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof. Each such Holder shall then have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right

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to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a). The Holders indicated on Schedule A hereto as having opted out shall each be deemed to have delivered an Opt-Out Notice as of the date hereof.

(b) Priority. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises the Partnership that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of the Partnership having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”). The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders plus the aggregate number of Parity Securities owned on the Closing Date by all holders of Parity Securities that are participating in the Underwritten Offering.

(c) Termination of Piggyback Registration Rights. Each Holder’s rights under Section 2.02 shall terminate upon such Holder (together with its Affiliates) ceasing to hold at least $10.0 million of Registrable Securities (based on the Purchase Price per Common Unit under the Purchase Agreement).

SECTION 2.03 Delay Rights.

(a) Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement contemplated

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by this Agreement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or other registration statement contemplated by this Agreement or (ii) the Partnership has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, however, in no event shall the Purchasers be suspended for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Purchaser in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(b) Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.01(e) of this Agreement in excess of the periods permitted therein or (ii) the Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Sections 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Partnership shall owe the Holders an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period under Section 2.01(e) of this Agreement or (y) the day after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this paragraph, a suspension shall be deemed lifted on the date that notice that the suspension has been terminated is delivered to the Selling Holders. Liquidated Damages shall cease to accrue pursuant to this paragraph upon the Purchased Units of such Holder becoming eligible for resale without restriction and without the need for current public information under any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming that each Holder is not an Affiliate of the Partnership, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases.

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SECTION 2.04 Underwritten Offerings.

(a) General Procedures. In connection with any Underwritten Offering under this Agreement, the Partnership shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses. The Partnership’s management may but shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.

(b) No Demand Rights. Notwithstanding any other provision of this Agreement, no Holder shall be entitled to any “demand” rights or similar rights that would require the Partnership to effect an Underwritten Offering solely on behalf of the Holders.

SECTION 2.05 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such

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prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement contemplated by this Agreement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements

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therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which such statement is made); (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

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(k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(o) if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

The Partnership will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Registration Statement, such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect thereto and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.05, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.05 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the managing underwriter or

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underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

SECTION 2.06 Cooperation by Holders. The Partnership shall have no obligation to include in the Registration Statement, or in an Underwritten Offering pursuant to Section 2.02(a) or Section 2.03(a), Common Units of a Selling Holder who has failed to timely furnish such information that the Partnership determines, after consultation with counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

SECTION 2.07 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.07 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because such Holder holds less than $10.0 million of the then-outstanding Registrable Securities.

SECTION 2.08 Expenses.

(a) Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.09 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws (other than fees and expenses of counsel to the Managing Underwriter in connection with an Underwritten Offering), fees of the FINRA, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and

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independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

SECTION 2.09 Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances in which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement contemplated by this Agreement, or any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for

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inclusion in the Registration Statement or any other registration statement contemplated by this Agreements, or any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds

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(net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

SECTION 2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) File with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) So long as a Holder owns any Registrable Securities, furnish, unless otherwise available on EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

SECTION 2.11 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Purchasers by the Partnership under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that (a) unless such transferee is an Affiliate of such Purchaser, each such transferee or assignee holds Registrable Securities

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representing at least $10.0 million of the Purchased Units, based on the Purchase Price per Common Unit under the Purchase Agreement, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.

SECTION 2.12 Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis that is superior in any way to the piggyback rights granted to the Purchasers hereunder.

ARTICLE III

MISCELLANEOUS

SECTION 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to Purchaser, to the address set forth in Schedule 8.06 to the Purchase Agreement;

(b) if to a transferee of Purchaser, to such Holder at the address provided pursuant to Section 2.10 above; and

(c) if to the Partnership at Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136 (facsimile: [            ]).

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

SECTION 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

SECTION 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.11 hereof.

SECTION 3.04 Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

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SECTION 3.05 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

SECTION 3.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

SECTION 3.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 3.08 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD APPLY THE LAWS OF ANY OTHER STATE.

SECTION 3.09 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

SECTION 3.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

SECTION 3.12 No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

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SECTION 3.13 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

SECTION 3.14 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

SECTION 3.15 Independent Nature of Purchaser’s Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 3.16 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.

[Signature pages to follow]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ROSE ROCK MIDSTREAM, L.P.

By:	Rose Rock Midstream GP, LLC, its General Partner

By:
Name:
Title:

[PURCHASERS]

EXHIBIT B

ROSE ROCK MIDSTREAM GP, LLC

Officer’s Certificate

[—], 2013

Pursuant to Section 6.02(b) of the Common Unit Purchase Agreement by and among Rose Rock Midstream, L.P., a Delaware limited partnership (the “Partnership”), and each of the Purchasers party thereto, dated as of January 8, 2013 (the “Agreement”), the undersigned, being the President and Chief Executive Officer of Rose Rock Midstream GP, LLC, a Delaware limited liability company, acting in its capacity as the general partner of Partnership, hereby certifies as follows:

1.	The Partnership has performed and complied with the covenants and agreements contained in the Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date.

2.	The representations and warranties of the Partnership contained in the Agreement that are qualified by materiality or Partnership Material Adverse Effect were true and correct when made and are true and correct on the date hereof, and all other representations and warranties were true and correct in all material respects when made and are true and correct as of the date hereof, in each case as though made at and as of the date hereof (other than those which expressly relate to a different date, in which case, they are correct in all material respects as of such date).

3.	The Partnership has (or shall concurrently with Closing) closed the Acquisition on substantially the terms set forth in the Acquisition Agreement provided to the Purchasers.

4.	Andrews Kurth LLP is entitled to rely on this certificate in connection with the legal opinions that they are rendering on the date hereof.

Any capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement).

[Signature page follows]

The undersigned has executed this Officer’s Certificate as of the date first written above.

Norman J. Szydlowski
President and Chief Executive Officer
Rose Rock Midstream GP, LLC

EXHIBIT C

PURCHASER

Officer’s Certificate

[—], 2013

Pursuant to Sections 6.03(c) of the Common Unit Purchase Agreement by and among Rose Rock Midstream, L.P. and each of the Purchasers party thereto, dated as of January 8, 2013 (the “Agreement”), the undersigned, being the President, Chief Executive Officer or other authorized officer of the Purchaser set forth on the signature page hereto, hereby certifies in his or her capacity as such, solely with respect to such Purchaser as follows:

1.	The Purchaser has performed and complied with the covenants and agreements contained in the Agreement that are required to be performed and complied with by the Purchaser on or prior to the Closing Date.

2.	The representations and warranties of the Purchaser contained in the Agreement that are qualified by materiality or Purchaser Material Adverse Effect were true and correct when made and are true and correct as of the date hereof and all other representations and warranties were true and correct in all material respects when made and are true and correct as of the date hereof, in each case as though made at and as of the date hereof (other than those which expressly relate to a different date, in which case, they are correct in all material respects as of such date).

Any capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement

The undersigned has executed this Officer’s Certificate as of the date first written above.

EXHIBIT D

EXHIBIT D

Form of Opinion of Andrews Kurth LLP

Capitalized terms used but not defined herein have the meaning assigned to such terms in the Common Unit Purchase Agreement, dated as of January 8, 2013 (the “Purchase Agreement”).

(a)	The Partnership is validly existing in good standing as a limited partnership under the Delaware Limited Partnership Act, is duly registered or qualified to do business and is in good standing as a foreign limited partnership under the laws of the jurisdictions set forth opposite its name on Annex A.

(b)	The Purchased Units, and the limited partner interests represented thereby, have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(c)

None of the offering, issuance and sale by the Partnership of the Purchased Units or the execution and delivery by the Partnership of, and performance by the Partnership of its obligations under, the Basic Documents (A) constitutes or will constitute a violation of the Partnership’s certificate of limited partnership or the Partnership Agreement, (B) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any Applicable Agreement[1], or (C) results or will result in any material violation of the Delaware LP Act, the Delaware LLC Act, the applicable laws of the State of New York or applicable laws of the United States of America.

(d)	Each of the Basic Documents has been duly authorized and has been validly executed and delivered on behalf of the Partnership, and each of the Basic Documents constitutes a valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms under the applicable laws of the State of New York.

(e)

Except as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no Governmental Approval is required in connection with the execution and delivery by the Partnership of, or the performance by the Partnership of its obligations under, the Basic Documents, except those that have been obtained or may be required under the federal securities laws or state securities or “Blue Sky” laws, as to which we do not express any opinion. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory bodies of

[1]	Agmts. filed as exhibits to Rose Rock’s 2011 10K and 2012 10Qs the State of Delaware, the State of New York or the United States of America, pursuant to (i) the Delaware LP Act, (ii) the Delaware LLC Act, (iii) the applicable laws of the State of New York or (iv) applicable laws of the United States of America.

(f)	The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g)	Assuming the accuracy of the representations and warranties of the Partnership and each Purchaser contained in the Purchase Agreement, the issuance and sale of the Purchased Units pursuant to the Purchase Agreement is exempt from registration requirements of the Securities Act of 1933, as amended.

Such opinion shall not address any laws other than (i) the Delaware LP Act, (ii) the Delaware LLC Act, (iii) for purposes of paragraphs (c), (d) and (e) only, the applicable laws of the State of New York, (iv) applicable laws of the United States of America and (v) certain other specified laws of the United States of America to the extent referred to specifically herein. References to “applicable laws” mean those laws that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations.

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